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                                                                    EXHIBIT 23.3

                        SNYDER, CAMP, STEWART & CO., LLP
                           CERTIFIED PUBLIC ACCOUNTS

                            3850 HOLCOMB BRIDGE ROAD
                                   SUITE 210
                            NORCROSS, GEORGIA 30092
                                 (770) 263-9666
                            TELECOPIER (770) 441-1880


                         Independent Auditors' Consent



We consent to the inclusion in this Registration Statement on Form S-1 of our report dated March 14, 1996 on our examination of the financial statements of the WMA Corporation (formerly known as WMA International Corporation) for the period from inception (March 9, 1995) through December 31, 1995. We also consent to the reference to our firm under the heading "Experts" in the prospectus.




                                        /s/ Synder, Camp, Stewart & Co., LLP
                                        ------------------------------------
                                        SNYDER, CAMP, STEWART & CO., LLP

Atlanta, Georgia
April 17, 1998